Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238050
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common stock, par value $0.001 per share	347,468(1)	$83.255	$28,928,448.34	$2,681.67
Common stock, par value $0.001 per share	5,882(2)	$83.255	$489,705.91	$45.40
(1)
Pursuant to the Agreement and Plan of Merger, dated as of January 4, 2021 (the “Merger Agreement”), by and among the Registrant, Mayflower Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, and Magellan Health, Inc., a Delaware corporation (“Magellan”), on January 4, 2022, outstanding stock option awards with respect to shares of common stock of Magellan held by former employees of Magellan or employees of certain former affiliates of Magellan were converted into stock option awards with respect to shares of common stock of the Registrant, subject to appropriate adjustments to the number of shares and the exercise price of each such award. The number of shares registered hereunder represents the maximum number of shares of common stock of the Registrant issuable upon the exercise of such stock options.

(2)
Pursuant to the Merger Agreement, certain outstanding restricted stock units of Magellan held by a former service provider of Magellan were converted into restricted stock units of the Registrant, and shares of the Registrant's common stock became issuable pursuant to those restricted stock units, subject to appropriate adjustments to the number of shares. The number of shares registered represents the estimated maximum number of shares of the Registrant's common stock to be issued pursuant to such restricted stock units.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low reported sales prices on the New York Stock Exchange on December 31, 2021.

(4)
Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 353,350 shares of common stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of the Registrant’s registration statement on Form S-3ASR filed with the Securities and Exchange Commission on May 6, 2020 (File No. 333-238050) was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 6, 2020)

Centene Corporation
Up to 353,350 Shares of Common Stock
We are registering a total of up to 353,350 shares of common stock, par value $0.001 per share, of Centene Corporation, a Delaware corporation (“Centene”), that are issuable to certain former employees and other service providers of Magellan Health Inc., a Delaware corporation (“Magellan”), and employees of certain former affiliates of Magellan upon the exercise of certain outstanding stock options and the settlement of certain outstanding restricted stock units that were originally issued under the Magellan Health, Inc. 2016 Management Incentive Plan and the Magellan Health Services, Inc. 2011 Management Incentive Plan (collectively, the “Assumed Plans”) that we will assume in connection with the Magellan Acquisition (as defined below). The exercise prices of the options we have assumed range from approximately $43.79 to $82.16 per share of our common stock. If the holders of all such options purchase all of the shares of our common stock subject to the assumed options, we will receive aggregate net proceeds of up to approximately $25 million. We will not receive any proceeds from the issuance of our common stock upon settlement of the restricted stock units described in this prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CNC.” On January 3, 2022, the last reported sale price of our common stock on the NYSE was $82.65 per share.
Investing in our common stock involves risks that are described in the “Risk Factors” section of this prospectus supplement beginning on page S-3 and such risk factors as may be updated from time to time in our public filings.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is January 4, 2022

Prospectus Supplement
Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE	S-ii
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	S-iv
SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-3
USE OF PROCEEDS	S-4
MAGELLAN HEALTH, INC. 2016 MANAGEMENT INCENTIVE PLAN AND MAGELLAN HEALTH SERVICES, INC. 2011 MANAGEMENT INCENTIVE PLAN, EACH ASSUMED BY CENTENE CORPORATION	S-5
PLAN OF DISTRIBUTION	S-9
LEGAL MATTERS	S-10
EXPERTS	S-10
Prospectus
S-i

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in the accompanying prospectus from time to time. In this prospectus supplement, we provide you with specific information about the shares and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the shares. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information in the documents described below under the heading “Where You Can Find More Information and Incorporation by Reference,” before investing in the shares.
Unless otherwise indicated or the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to Centene Corporation, together with its consolidated subsidiaries after giving effect to the Magellan Acquisition.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy statements and other information regarding issuers, including Centene, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this offering, except as otherwise described below.
The SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus supplement, except for any information that is superseded by information included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement as described below.
This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021;
•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on April 27, 2021, July 27, 2021 and October 26, 2021, respectively;
•
our Current Reports on Form 8-K filed with the SEC on January 4, 2021, February 8, 2021, February 10, 2021, February 11, 2021, February 17, 2021, February 18, 2021, March 11, 2021, March 19, 2021, April 30, 2021, May 7, 2021, June 14, 2021, June 25, 2021, July 1, 2021, July 15, 2021, July 30, 2021, August 12, 2021, August 18, 2021, September 7, 2021, September 27, 2021, October 8, 2021, October 29, 2021 and December 14, 2021;

S-ii

•
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 12, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 14, 2003, as updated by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020, including any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, Centene incorporates by reference any future filings Centene makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus and any prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus supplement or in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Centene, without charge, by requesting them in writing or by telephone at the following address and telephone number.
By Mail:
Centene Corporation
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Telephone: (314) 725-4477
S-iii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
All statements, other than statements of current or historical fact, contained in this prospectus supplement and any documents incorporated by reference are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof). We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of our proposed acquisition of Magellan (the “Magellan Acquisition” or “Merger”), our completed acquisition of WellCare Health Plans, Inc. (“WellCare” and such acquisition, the “WellCare Acquisition”), other recent and future acquisitions, investments, and the adequacy of our available cash resources.
These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.
All forward-looking statements are based on information available to us on the date of this prospectus supplement. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this prospectus supplement, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including but not limited to:
•	the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations and the response by governments and other third parties;
•	our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19;
•	uncertainty as to the expected financial performance of the combined company following completion of the Magellan Acquisition;
•
the possibility that the expected synergies and value creation from the Magellan Acquisition or the WellCare Acquisition (or other acquired businesses) will not be realized, or will not be realized within the respective expected time periods;

•
the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Magellan Acquisition or that the integration of Magellan Health will be more difficult or time consuming than expected, or similar risks from other acquisitions we may announce or complete from time to time;

•	the risk that potential litigation in connection with the Magellan Acquisition may result in significant costs of defense, indemnification and liability;
•
disruption from the announcement, pendency, completion and/or integration of the Magellan Acquisition or from the integration of the WellCare Acquisition, or similar risks from other acquisitions we may announce or complete from time to time, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships;

•	a downgrade of the credit rating of our indebtedness;
•	the inability to retain key personnel;
•	competition;
S-iv

•	membership and revenue declines or unexpected trends;
•	changes in healthcare practices, new technologies, and advances in medicine;
•	increased healthcare costs;
•	changes in economic, political or market conditions;
•
changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act (“ACA”) and the Health Care and Education Affordability Reconciliation Act, collectively referred to as the ACA and any regulations enacted thereunder that may result from changing political conditions, the new administration or judicial actions;

•	rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses;
•	our ability to adequately price products;
•	tax matters;
•	disasters or major epidemics;
•	changes in expected contract start dates;
•	provider, state, federal, foreign and other contract changes and timing of regulatory approval of contracts;
•	the expiration, suspension, or termination of our contracts with federal or state governments (including, but not limited to, Medicaid, Medicare, TRICARE or other customers);
•
the difficulty of predicting the timing or outcome of legal or regulatory proceedings or matters, including, but not limited to, our ability to resolve claims and/or allegations made by states with regard to past practices, including at Envolve Pharmacy Solutions, Inc., as our pharmacy benefits manager subsidiary, within the reserve estimate we have recorded and on other acceptable terms, or at all, or whether additional claims, reviews or investigations relating to our PBM business will be brought by states, the federal government or shareholder litigants or government investigations;

•	timing and extent of benefits from strategic value creation initiatives;
•	challenges to our contract awards;
•	cyber-attacks or other privacy or data security incidents;
•
the exertion of management’s time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions, including the Magellan Acquisition;

•	changes in expected closing dates, estimated purchase price and accretion for acquisitions;
•	the risk that acquired businesses will not be integrated successfully;
•	restrictions and limitations in connection with our indebtedness;
•
our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (“CMS”) Star ratings (“Star ratings”) and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth;

•	availability of debt and equity financing, on terms that are favorable to us;
•	inflation; and
•	foreign currency fluctuations.
This list of important factors is not intended to be exhaustive. The risk factors set forth in the section titled “Risk Factors” and incorporated by reference in this prospectus supplement discuss certain of these matters more fully. In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.
S-v

SUMMARY
This summary highlights information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference. Because it is a summary, it does not contain all of the information that you should consider before investing in the shares. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the section titled “Risk Factors” and the financial statements and related notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.
Overview
We are a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. We take a local approach - with local brands and local teams - to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. We also provide education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services. We believe our local approach, including member and provider services, enables us to provide accessible, quality, culturally-sensitive healthcare coverage to our communities. Our population health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. We combine our decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.
Our initial health plan commenced operations in Wisconsin in 1984. We were organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001. Our stock is publicly traded on the New York Stock Exchange under the ticker symbol “CNC.”
We operate in two segments: Managed Care and Specialty Services. Our Managed Care segment provides health plan coverage to individuals through government subsidized and commercial programs. Our Specialty Services segment includes companies offering diversified healthcare services and products to our Managed Care segment and other external customers. For the nine months ended September 30, 2021, our Managed Care and Specialty Services segments accounted for 95% and 5%, respectively, of our total external revenues. Our membership totaled 26.5 million as of September 30, 2021. For the nine months ended September 30, 2021, our total revenues and net earnings attributable to Centene were $93.4 billion and $748 million, respectively, and our total cash flow from operations was $3.5 billion.
Centene’s principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and Centene’s telephone number is (314) 725-4477. Centene’s website address is www.centene.com. Information contained on Centene’s website does not constitute part of this prospectus supplement.
Magellan Acquisition
In January 2021, we announced that we entered into the Merger Agreement to acquire Magellan Health for $95.00 per share in cash for a total enterprise value of approximately $2.2 billion. We expect the transaction to broaden and deepen our whole health capabilities and establish a leading behavioral health platform. The transaction is subject to customary closing conditions. The transaction is expected to close immediately following the filing of this prospectus supplement.

THE OFFERING
Issuer
Centene Corporation, a Delaware corporation.
Common stock offered
353,350 shares of common stock, par value $0.001 per share, all of which are issuable to former employees and other service providers of Magellan and employees of certain of its former affiliates upon the exercise of certain outstanding stock options and the settlement of certain outstanding restricted stock units that were originally issued under the Assumed Plans and that we will assume in connection with the Magellan Acquisition.
Use of Proceeds
If all of the stock options described in this prospectus supplement are exercised in full, we will receive aggregate net proceeds of up to approximately $25 million. We intend to use any such proceeds for general corporate purposes. We will not receive any proceeds from the issuance of our common stock upon the settlement of the restricted stock units described in this prospectus supplement.
NYSE Symbol“CNC.”
Transfer agent and registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

RISK FACTORS
Your investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021 (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and in our other filings with the SEC that are incorporated by reference into this prospectus supplement, before deciding whether an investment in our common stock is suitable for you. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
If all of the stock options described in this prospectus supplement are exercised in full, we will receive aggregate net proceeds of up to approximately $25 million. We intend to use any such proceeds for general corporate purposes. We will not receive any proceeds from the issuance of our common stock upon the settlement of the restricted stock units described in this prospectus supplement.

MAGELLAN HEALTH, INC. 2016 MANAGEMENT INCENTIVE PLAN AND MAGELLAN HEALTH SERVICES, INC. 2011 MANAGEMENT INCENTIVE PLAN, EACH ASSUMED BY CENTENE CORPORATION
Overview
We expect to acquire Magellan immediately following the filing of this prospectus supplement. Upon completion of the Merger and pursuant to the Merger Agreement, we will assume certain outstanding stock options and restricted stock units with respect to shares of common stock of Magellan held by former employees and other service providers of Magellan and employees of certain of its former affiliates. Those equity awards were issued by Magellan under the Magellan Health, Inc. 2016 Management Incentive Plan and the Magellan Health Services, Inc. 2011 Management Incentive Plan (collectively, the “Assumed Plans”). Upon the completion of the Merger, those stock options will become stock options with respect to our common stock and those restricted stock units will become restricted stock units with respect to our common stock, in either case, subject to appropriate adjustments to the number of shares and, if applicable, the exercise price of each such equity award. This prospectus supplement relates to the shares of our common stock that may be issued upon exercise or settlement of those assumed equity awards.
This prospectus supplement only discusses the treatment of the stock options and restricted stock units held by former employees and other service providers of Magellan and employees of its former affiliates that were assumed by us in the Merger.
General Plan Information
Effective as of the effective time of the Merger (the “effective time”), the Board of Directors of Centene (the “Board”) or a committee appointed by the Board (the “Committee”) will administer the Assumed Plans and the outstanding awards under the Assumed Plans. No additional awards will be made under the Assumed Plans.
Copies of the plan documents for the Assumed Plans, any rules and regulations and other important plan information for the Assumed Plans, including the original prospectuses, may be obtained by contacting Christopher Koster, Executive Vice President, Secretary and General Counsel, at christopher.a.koster@centene.com.
Conversion of Magellan Stock Options and Restricted Stock Units in the Merger
How does the completion of the Merger affect my Magellan stock options and restricted stock units?
Upon completion of the Merger on January 4, 2022, and pursuant to the Merger Agreement, your Magellan stock options will be assumed and converted into stock options, and your Magellan restricted stock units will be assumed and converted into restricted stock units, in either case, with respect to our Shares (as defined below).
At the effective time, each Magellan stock option issued under the Assumed Plans that was outstanding immediately prior to the effective time will be assumed and converted into a stock option with the same terms and conditions as were applicable to such Magellan stock option immediately prior to the effective time and relating to the number of shares of common stock, par value $0.001 per share, of Centene (“Shares”) equal to the product of (i) the number of shares of Magellan common stock subject to such Magellan stock option immediately prior to the effective time multiplied by (ii) the stock award exchange ratio (as discussed in the question below, “What is the stock award exchange ratio”), with any fractional shares rounded down to the nearest whole share. The exercise price per Share subject to each assumed Magellan stock option will be an amount equal to the quotient of (1) the exercise price per share of Magellan common stock subject to such Magellan stock option immediately prior to the effective time divided by (2) the stock award exchange ratio, with any fractional cents rounded up to the nearest whole cent.
At the effective time, each Magellan restricted stock unit issued under the Assumed Plans that was outstanding immediately prior to the effective time will be assumed and converted into a restricted stock unit with the same terms and conditions as were applicable to such Magellan restricted stock unit immediately prior to the effective time and relating to the number of Shares equal to the product of (i) the number of shares of Magellan common stock subject to such Magellan restricted stock unit immediately prior to the effective time, multiplied by (ii) the stock award exchange ratio, with any fractional shares rounded to the nearest whole share. Any accrued but unpaid dividend equivalents in connection with any such Magellan restricted stock units will be assumed and become an obligation in connection with the applicable restricted stock unit.

The terms and conditions of the assumed Magellan stock options and restricted stock units originally made under the Assumed Plans shall continue to be governed by the provisions of the applicable Assumed Plans and the award agreements thereunder, and applicable deferral elections and policies related thereto, except as described herein.
What is the “stock award exchange ratio”?
The stock award exchange ratio is 1.21057, which is the quotient of (i) the per share merger consideration of $95 divided by (ii) 78.4756, which is the volume weighted average of the sale prices per Share for the thirty (30) full consecutive trading days ending on and including the business day prior to the closing date of the Merger.
How will a change in shares of Centene common stock affect my Options and Restricted Stock Units?
In the event a recapitalization, stock split, or other event affects the Shares, the Committee may, as it determines equitable, adjust the number and type of shares subject to outstanding stock options and restricted stock units, as well as the exercise price of such stock options.
Stock Options
What is an Option?
A stock option gives you the right to purchase shares of our common stock at the exercise price.
What are the terms of my Options?
Magellan originally determined the terms of your grant. At the time of grant, you were given an award agreement that set forth the original number of shares covered by the stock option, the original exercise price, the expiration date, any conditions to exercise and any other terms or conditions that apply.
As discussed in the question above, “How does the completion of the Merger affect my Magellan stock options and restricted stock units?”, your Magellan stock option will be assumed and converted into a Centene stock option in connection with the Merger, and the number of shares covered by, and exercise price of, the stock option will each be adjusted in connection with the Merger.
How was the exercise price of my Option originally determined?
Magellan originally determined the exercise price of your Magellan stock option. As discussed in the question above, “How does the completion of the Merger affect my Magellan stock options and restricted stock units?”, your Magellan stock option will be assumed and converted into a Centene stock option in connection with the Merger, and the number of shares covered by, and exercise price of, the stock option will each be adjusted in connection with the Merger.
When can I exercise my Options?
You may exercise your options when they are exercisable and through the expiration of your grant (see question below, “When do my Options expire?”).
How do I exercise my Options?
If you want to exercise your options, you should access your Fidelity account at www.fidelity.com.
When do my Options expire?
Your award agreement includes this information, which may vary among your options. Please read the applicable award agreement carefully so that you understand when your options expire.
Restricted Stock Units
What is a Restricted Stock Unit?
A restricted stock unit represents a hypothetical Share. You do not have the right to receive, sell, pledge or otherwise transfer the restricted stock units or underlying rights for a specified period (the vesting period or period of deferral, as applicable). Generally, restricted stock units are granted at no cost to the recipient, therefore the total value of the restricted stock units on any given day is equal to the stock price on that day multiplied by the number of restricted stock units you received. Once the restrictions lapse at the end of the vesting period or period of deferral, as applicable, you will receive one Share for each restricted stock unit.
What are the terms of my Restricted Stock Units?
Magellan originally determined the terms of your grant. At the time of grant, you were given an award agreement that set forth the original number of shares covered by the restricted stock units and any other terms or conditions that apply, including deferral elections. Your restricted stock units will remain subject to any existing deferral election in accordance with the terms applicable to such restricted stock units and deferral election(s).
As discussed in the question above, “How does the completion of the Merger affect my Magellan stock options and restricted stock units?”, your Magellan restricted stock units will be assumed and converted into Centene restricted stock units in connection with the Merger, and the number of shares subject to the restricted stock units will be adjusted in connection with the Merger.
Do I need to exercise my Restricted Stock Units?
No, at the end of the period of deferral or restriction, the underlying Shares will be automatically issued to you. There is no requirement for you to “exercise” your right with restricted stock units.
When do my Restricted Stock Units expire?
Unlike stock options, your restricted stock units do not have an expiration date.
Restrictions on Transfer and Sale
Are my awards transferable?
Generally, you cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate your award, other than by will or the laws of descent and distribution, depending on the terms of the applicable Assumed Plan and/or your award agreement (including the terms of any deferral applicable thereto). Your stock options will be exercisable during your lifetime only by you or, if permissible under applicable law, by your guardian or legal representative.
What restrictions might apply to the Shares I acquire?
All certificates for Shares or other securities delivered under the applicable Assumed Plan pursuant to any award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the applicable Assumed Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
U.S. Income Tax Implications
The discussion below is a general description of the expected U.S. Federal income tax effects applicable to your converted stock options and restricted stock units based on current law. This section only applies to your converted stock options and restricted stock units if you are subject to U.S. taxation. The discussion does not address Social Security, state, local or foreign taxes, or any other tax consequences that may be relevant to you based on your particular circumstances. Because the stock options and restricted stock units involve complex tax considerations, we urge you to consult your personal tax advisor before you make any decisions about your awards.
We are not guaranteeing any particular tax results related to your converted stock options or restricted stock units. We shall withhold taxes and report income amounts to the IRS and other taxing authorities as required by applicable laws.
IRS CIRCULAR 230 DISCLAIMER: TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS COMMUNICATION (AND ATTACHMENTS) IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS

WRITTEN AS PART OF THE DISCLOSURE IN THIS PROSPECTUS SUPPLEMENT, WHICH IS BEING USED BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
When will I be taxed with respect to an Option?
Generally, taxable income is not recognized upon the grant of a stock option. Rather, typically at the time of exercise of the stock option, you shall recognize ordinary income for income tax purposes in an amount equal to the fair market value on the date of exercise of any Shares received. We generally shall be entitled to a tax deduction at such time and in the same amount that you recognize ordinary income. Your tax basis in any Shares shall be the fair market value on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the Shares on the date of exercise shall generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset) depending upon the length of time such shares were held by you.
Will I recognize additional income when I sell shares acquired under an Option?
Yes. You shall recognize capital gain to the extent the amount realized upon the sale of Shares exceeds their fair market value at the time you recognized the ordinary income (in general, the exercise date) with respect to their acquisition. A capital loss shall result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss shall be long-term if the Shares are held for more than one year prior to the disposition.
What are Centene’s tax effects in connection with the Options?
We generally shall be entitled to a deduction in the same amount and at the same time that you recognize ordinary income related to your stock options.
When will I be taxed with respect to a Restricted Stock Unit?
Generally, taxable income is not recognized upon the grant of a restricted stock unit. Rather, typically at the time of settlement or payment in respect of the restricted stock units, the amount of cash and/or fair market value of any Shares or other property received will constitute ordinary income and Centene generally will be entitled to a deduction in the same amount and at the same time.

PLAN OF DISTRIBUTION
This prospectus supplement and the accompanying prospectus covers the shares of our common stock that are issuable upon the exercise of stock options and the settlement of restricted stock units granted to former employees and other service providers of Magellan and employees of certain of its former affiliates and assumed by us in connection with the Magellan Acquisition. Former employees include executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees and directors. We are offering these shares of our common stock directly to the holders of these stock options and these restricted stock units according to the terms of their award agreements. We are not using an underwriter in connection with this offering. These shares will be listed for trading on the NYSE.
In order to facilitate the exercise of any stock options or settlement of any restricted stock units, we will furnish, at our expense, such reasonable number of copies of this prospectus supplement and the accompanying prospectus to each holder of a stock option or a restricted stock unit as the holder may request, together with instructions that such copies be delivered to the beneficial owners of these equity awards.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements of Centene and its subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
We may offer and sell from time to time, one or any combination of the securities we describe in this prospectus. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. We or any selling securityholders will provide specific terms of any offering in supplements to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We and/or any selling securityholders, if applicable, may offer securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. These securities may also be resold by selling securityholders. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution and the underwriter’s discounts and commissions.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CNC.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, sell the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we and/or any selling securityholders offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information and Incorporation by Reference.”
This prospectus provides you with a general description of our securities. Each time we and/or any selling securityholders offer securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering, including the names of any selling securityholders, if applicable. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
You should rely only on the information provided in this prospectus or in any prospectus supplement, including the information incorporated by reference. We and any selling securityholders have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.
Unless the context otherwise requires, the terms (1) the “Company,” “we,” “us,” “our” or similar terms and “Centene” refer to (i) for periods prior to the WellCare Acquisition (as defined below), Centene Corporation, together with its consolidated subsidiaries without giving effect to the WellCare Acquisition, and (ii) for periods after the closing of the WellCare Acquisition, Centene Corporation, together with its consolidated subsidiaries, after giving effect to the WellCare Acquisition and (2) “WellCare” refers to WellCare Health Plans, Inc., together with its consolidated subsidiaries, without giving effect to the WellCare Acquisition.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020 (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and in our other filings with the SEC that are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment. See “Where You Can Find More Information and Incorporation by Reference.”

CENTENE CORPORATION
Centene is a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. Centene takes a local approach—with local brands and local teams—to provide fully integrated, high-quality and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene also provides education and outreach programs to inform and assist members in accessing quality, appropriate healthcare services. Centene believes its local approach, including member and provider services, enables it to provide accessible, quality, culturally-sensitive healthcare coverage to its communities. Centene’s population health management, educational and other initiatives are designed to help members best utilize the healthcare system to ensure they receive appropriate, medically necessary services and effective management of routine, severe and chronic health problems, resulting in better health outcomes. Centene combines its decentralized local approach for care with a centralized infrastructure of support functions such as finance, information systems and claims processing.
Centene’s initial health plan commenced operations in Wisconsin in 1984. Centene was organized in Wisconsin in 1993 as a holding company for our initial health plan and reincorporated in Delaware in 2001. Centene’s common stock is publicly traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “CNC.”
Centene operates in two segments: Managed Care and Specialty Services. Centene’s Managed Care segment provides health plan coverage to individuals through government subsidized and commercial programs. Centene’s Specialty Services segment includes companies offering diversified healthcare services and products to its Managed Care segment and other external customers. For the year ended December 31, 2019, Centene’s Managed Care and Specialty Services segments accounted for 95% and 5%, respectively, of its total external revenues. Centene’s membership totaled 15.2 million as of December 31, 2019. For the year ended December 31, 2019, Centene’s total revenues and net earnings attributable to Centene were $74.6 billion and $1.3 billion, respectively, and its total cash flow from operations was $1.5 billion.
On January 23, 2020, Centene acquired all of the issued and outstanding shares of WellCare (the “WellCare Acquisition”). The WellCare Acquisition brings a high-quality Medicare platform and further extends our robust Medicaid offerings. The combination enables Centene to provide access to more comprehensive and differentiated solutions across more markets with a continued focus on affordable, high-quality, culturally-sensitive healthcare services.
Centene’s principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and Centene’s telephone number is (314) 725-4477. Centene’s website address is www.centene.com. Information contained on Centene’s website does not constitute part of this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Centene files quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Centene, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.
The SEC allows Centene to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus and any accompanying prospectus supplement, except for any information that is superseded by information included directly in this prospectus, any accompanying prospectus supplement, any subsequently filed documents deemed to be incorporated by reference or any free writing prospectus prepared by or on behalf of us.
This prospectus and any accompanying prospectus supplement incorporates by reference the documents listed below that Centene has previously filed with the SEC.
•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the SEC on April 28, 2020;
•
our Current Reports on Form 8-K filed with the SEC on January 9, 2020, January 15, 2020, January 22, 2020, January 23, 2020 (other than Item 7.01 and exhibits related thereto), January 28, 2020, February 5, 2020, February 5, 2020, February 13, 2020, February 21, 2020, February 26, 2020, April 2, 2020 and May 1, 2020;

•
the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 14, 2003, as amended by our Forms 8-A/A filed with the SEC on December 17, 2004 and April 26, 2007, including any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, Centene incorporates by reference any future filings Centene makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus and any prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Centene, without charge, by requesting them in writing or by telephone at the following address and telephone number.
By Mail:
Centene
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Telephone: (314) 725-4477

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include the repayment of indebtedness, funding for acquisitions, capital expenditures, additions to working capital and to meet statutory capital requirements in new or existing states. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Unless we specify another use in the applicable prospectus supplement, we will not receive any of the proceeds from a sale of securities by any selling securityholders.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
All statements, other than statements of current or historical fact, contained in this prospectus, any prospectus supplement and any documents incorporated by reference are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof).We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of the recently completed WellCare Acquisition, other recent and future acquisitions, investments and the adequacy of our available cash resources.
These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.
All forward-looking statements are based on information available to us on the date of this prospectus or in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise, after the date of this prospectus or the date of any accompanying prospectus supplement. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including but not limited to:
•	uncertainty as to our expected financial performance following completion of the WellCare Acquisition;
•	the possibility that the expected synergies and value creation from the WellCare Acquisition will not be realized, or will not be realized within the expected time period;
•
the risk that unexpected costs will be incurred in connection with the integration of the WellCare Acquisition or that the integration of WellCare will be more difficult or time consuming than expected;

•	unexpected costs, charges or expenses resulting from the WellCare Acquisition;
•	the inability to retain key personnel;
•
disruption from the completion and integration of the WellCare Acquisition, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships;

•	the risk that we may not be able to effectively manage our expanded operations;
•	our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves;
•	competition;
•	membership and revenue declines or unexpected trends;
•	disasters or major epidemics;
•	the impact of the COVID-19 pandemic and response by governments and other third parties;
•	changes in healthcare practices, new technologies, and advances in medicine;

•	increased healthcare costs;
•	changes in economic, political or market conditions;
•
changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act, collectively referred to as the Affordable Care Act (ACA) and any regulations enacted thereunder that may result from changing political conditions or judicial actions, including the ultimate outcome in “Texas v. United States of America” regarding the constitutionality of the ACA

•	rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses;
•	our ability to adequately price products on the Health Insurance Marketplaces and other commercial and Medicare products;
•	tax matters;
•	the outcome of legal and regulatory proceedings;
•	changes in expected contract start dates;
•	provider, state, federal and other contract changes and timing of regulatory approval of contracts;
•	the expiration, suspension, or termination of our contracts with federal or state governments (including but not limited to Medicaid, Medicare, TRICARE or other customers);
•	the difficulty of predicting the timing or outcome of pending or future litigation or government investigations;
•	challenges to our contract awards;
•	cyber-attacks or other privacy or data security incidents;
•
the possibility that the expected synergies and value creation from acquired businesses, including businesses we may acquire in the future, will not be realized, or will not be realized within the expected time period;

•
the exertion of management’s time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions;

•	disruption caused by significant completed and pending acquisitions, including, among others, the WellCare Acquisition, making it more difficult to maintain business and operational relationships;
•	the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions;
•	changes in expected closing dates, estimated purchase price and accretion for acquisitions;
•	the risk that acquired businesses will not be integrated successfully;
•	the risk that we may not be able to effectively manage our operations as they have expanded as a result of the WellCare Acquisition;
•	restrictions and limitations in connection with our indebtedness;
•
our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth;

•	availability of debt and equity financing, on terms that are favorable to us;
•	inflation;
•	foreign currency fluctuations; and

•
the risk that the unaudited pro forma condensed combined financial incorporated by reference in this prospectus may not be reflective of our operating results and financial condition following the completion of the WellCare Acquisition.

This list of important factors is not intended to be exhaustive. The risk factors set forth in the section titled “Risk Factors” and incorporated by reference in this prospectus and any accompanying prospectus supplement discuss certain of these matters more fully. In addition, we discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.
We expressly qualify in their entirety all forward-looking statements attributable to us by the cautionary statements contained or referred to in this section.
Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. See “Risk Factors” beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement for reference to the factors that could cause actual results to differ materially.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of our debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this description, the terms “we,” “our,” “ours,” and “us” refer only to Centene Corporation and not to any of its subsidiaries.
The Indenture
The debt securities will be issued in one or more series under the indenture (the “Indenture”), to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the Indenture are summaries and are subject to the detailed provisions of the Indenture. The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The description below is a summary and does not contain all the information you may find useful. We urge you to read the Indenture because it, and not this summary, defines many of your rights as a holder of our debt securities. The form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms in the Indenture, those sections and definitions are incorporated by reference.
General
The debt securities will be our general obligations. The Indenture does not limit the aggregate amount of debt securities which we may issue nor does it limit other debt we may issue. We may issue senior or subordinated debt securities under the Indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the Indenture will not limit the amount of other secured or unsecured debt that we may incur or issue.
The senior debt securities will rank equally with all our other unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the Indenture. See “—Subordinated Debt Securities” below. The Indenture will provide that the debt securities may be issued from time to time in one or more series.
We expect from time to time to incur additional indebtedness constituting secured indebtedness. Our outstanding secured indebtedness would rank senior to our senior unsecured indebtedness to the extent of such security, and our outstanding short- and long-term indebtedness would rank equally with our senior unsecured debt securities.
If this prospectus is being delivered in connection with the offering of a series of senior debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of secured long-term indebtedness senior to such senior unsecured indebtedness outstanding as of a recent date.
The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:
•	the title and any limit on the aggregate principal amount of the debt securities and whether the debt securities will be senior or subordinated;
•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;
•
the date or dates on which the debt securities of a series will be issued, and on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed or variable at which such debt securities will bear interest or the method of calculating such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method of determining such dates;
•	the date or dates on which any interest will be payable and the applicable record dates;
•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable;

•
any of our obligations to redeem, repay, purchase or offer to purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the holders of the debt securities and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	any of our rights to redeem the debt securities at our option and the periods, prices and the other terms and conditions of such redemption, in whole or in part;
•
if denominations other than $1,000 and any integral multiple thereof in the case of debt securities in registered form, or $1,000 and $5,000 in the case of debt securities in bearer form, the denominations in which such debt securities will be issued;

•	whether the debt securities are original issue discount securities (as described below under “-Original Issue Discount Securities”) and the amount of discount;
•	whether such debt securities are secured or unsecured and any collateral securing such debt securities;
•	the provisions for payment of additional amounts or tax redemptions, if any;
•	any addition to, or modification or deletion of, any event of default or covenant specified in the Indenture with respect to such debt securities;
•	whether the debt securities of the series shall be issued in whole or in part in certified form;
•	the designation, if any, of any depositaries, trustees, paying agents, authenticating agents, security registrars or other agents with respect to the debt securities of such series;
•
if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	in the case of the subordinated debt securities, the subordination provisions pertaining to such debt securities;
•	material federal income tax considerations, if applicable; and
•	any other special terms pertaining to such debt securities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.
None of our directors, officers, employees, incorporators, or stockholders, past, present or future, will have any liability with respect to our obligations under the Indenture or debt securities.
Original Issue Discount Securities
Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.
Indexed Securities
If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.
Payment
Unless we specify otherwise in the applicable prospectus supplement, payments in respect of the debt securities will be made at the office or agency office or agency maintained by us in New York, New York. Payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.
Registration, Transfer and Exchange
Unless we specify otherwise in the applicable prospectus supplement, a holder may transfer or exchange debt securities in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders will be required to pay all taxes due on transfer. We intend to appoint the trustee under the Indenture as security registrar with respect to debt securities issued under the Indenture.
Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers
Unless we specify otherwise in the applicable prospectus supplement, we may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey, lease, divide or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions, to another person; unless:
(1)	either:
(a)	we are the surviving corporation; or
(b)
the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, division or other disposition has been made (the “Surviving Entity”) is a person organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

(2)
the Surviving Entity expressly assumes pursuant to a supplemental indenture all our obligations under the debt securities and the Indenture pursuant to agreements reasonably satisfactory to the trustee;

(3)	immediately after giving effect to such transaction no default or event of default shall have occurred and be continuing.
For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, division or other disposition of all or substantially all of the properties or assets of one or more of our subsidiaries, which properties or assets, if held by us instead of such subsidiaries, would constitute all or substantially all of our properties or assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our properties or assets.
Modification or Amendment of the Indenture
Unless we specify otherwise in the applicable prospectus supplement, except as provided in the next two succeeding paragraphs, the Indenture or the debt securities of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series affected thereby then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of any series), and any existing default or event of default or compliance with any provision of the Indenture or the debt securities of any series may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of any series).

Unless we specify otherwise in the applicable prospectus supplement, without the consent of each holder of debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities of any series held by a non-consenting holder):
(1)	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the stated maturity of any debt security;
(3)	reduce the rate of or change the time for payment of interest on any debt security;
(4)
waive a default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of any series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series and a waiver of the payment default that resulted from such acceleration);

(5)	make any debt securities of any series payable in money other than that stated in the debt securities of such series;
(6)
in the case of subordinated debt securities of any series, modify any of the subordination provisions or the definition of senior debt relating to such series in a manner adverse to the holders of such subordinated debt securities;

(7)
make any change in the provisions (including applicable definitions) of the Indenture relating to waivers of past defaults or the rights of holders of debt securities of any series to receive payments of principal of, or interest or premium, if any, on the debt securities of such series;

(8)	waive a redemption payment with respect to any debt security of any series; or
(9)	make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding and unless we specify otherwise in the applicable prospectus supplement, without the consent of any holder of debt securities, we and the trustee may amend or supplement the Indenture or the debt securities of one or more series:
(1)	to cure any ambiguity, omission, mistake, defect, error or inconsistency;
(2)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
(3)
to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets or any other transaction that complies with the Indenture;

(4)	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the Indenture of any such holder;
(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(6)	to allow any guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities of any one or more series;
(7)	to provide for the issuance of and establish the form and terms and conditions of debt securities as permitted by the Indenture;
(8)
to add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be for the protection of the holders of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities to waive such an event of default;
(9)
to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture with respect to the debt securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

(10)
to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of debt securities as additional security for the payment and performance of our or a guarantor’s obligations under the Indenture in any property or assets;

(11)
to add to, change, or eliminate any of the provisions of the Indenture in respect of the debt securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any debt security created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) will become effective only when there is no such debt security outstanding;

(12)	to comply with the rules of any applicable securities depositary;
(13)	to release a guarantor from its subsidiary guarantee pursuant to the terms of the Indenture when permitted or required pursuant to the terms of the Indenture; or
(14)	to comply with the covenant relating to mergers, consolidations and sales of assets.
Events of Default
Unless we specify otherwise in the applicable prospectus supplement, each of the following is an event of default:
(1)	default for 30 consecutive days in the payment when due and payable of interest on the debt securities of that series;
(2)	default in the payment when due and payable of the principal of or premium, if any, on the debt securities of that series (upon maturity, redemption, required repurchase or otherwise);
(3)	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;
(4)	failure by us or any of our restricted subsidiaries to comply with the provisions described under the caption “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers;”
(5)
failure by us for 60 consecutive days after notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding to comply with any of its other covenants or agreements in the Indenture or the debt securities of that series (other than a covenant or warranty that has been included in the Indenture solely for the benefit of debt securities of a series other than that series);

(6)	certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to us.
(7)
any other event of default provided with respect to debt securities, which is specified in a board resolution, a supplemental indenture hereto or an officers’ certificate, in accordance with the terms of the Indenture.

In the case of an event of default specified in clause (6), the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding debt securities of each such affected series shall become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of each such affected series (each such series voting as a separate class) may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding debt securities due and payable immediately.
The holders of at least a majority in aggregate principal amount of the debt securities of all series affected thereby, voting as a single class, by notice to the trustee may on behalf of the holders of all of the debt securities of such affected series waive any existing default or event of default and its consequences under the Indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series, and rescind any acceleration and its consequences with respect to the debt securities of such series.
Legal Defeasance and Covenant Defeasance
Unless we specify otherwise in the applicable prospectus supplement, we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”) except for:
(1)
the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities of such series when such payments are due from the trust referred to below;

(2)
our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and
(4)	the defeasance provisions of the Indenture.
In addition, unless we specify otherwise in the applicable prospectus supplement, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in the Indenture as well as any additional covenants for a particular series of debt securities (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “-Events of Default” will no longer constitute an event of default with respect to the debt securities of a series.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (including mandatory sinking fund or analogous payments, if any), or interest and premium, if any, on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no default or event of default has occurred and is continuing with respect to the debt securities of such series on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

(6)
we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such series of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7)
we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge
Unless we specify otherwise in the applicable prospectus supplement, the Indenture will be discharged and will cease to be of further effect as to all debt securities of any series issued thereunder, when:
(1)	either:
(a)
all debt securities of any series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

(b)
all debt securities of any series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)
no default or event of default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

(3)	we have paid or caused to be paid all sums payable by it under the Indenture; and
(4)
we have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Selection and Notice
Unless we specify otherwise in the applicable prospectus supplement, if less than all of the debt securities of a series are to be redeemed at any time, the trustee will select debt securities of the series to be redeemed not more than 60 days before the redemption date therefor in any manner that the trustee in its sole discretion deems fair and appropriate. Unless we specify otherwise in the applicable prospectus supplement, notices of redemption will be sent at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address (or electronically for global notes), except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities or a satisfaction and discharge of the Indenture.
Subordinated Debt Securities
Debt securities of a series may be subordinated to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. The debt securities will be structurally subordinated to all indebtedness and other liabilities (including medical claims liability, accounts payable and accrued expenses, unearned revenue and other long-term liabilities) of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are itself recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.
Replacement of Securities
Unless we specify otherwise in the applicable prospectus supplement, we will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the Indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the Indenture. In the case of a destroyed, lost or stolen debt security, an indemnity and/or security satisfactory to the trustee and us, and payment of any taxes, governmental charges or other expenses, may be required from the holder of the debt security before a replacement debt security will be issued.
Governing Law
The laws of the State of New York will govern each Indenture and will govern the debt securities.
Regarding the Trustee
If the trustee becomes a creditor of us, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.
The holders of a majority in principal amount of the then outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock and the provisions of our certificate of incorporation, as amended, and amended and restated by-laws. It also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as Delaware law or the DGCL. Since the terms of our certificate of incorporation, as amended, amended and restated by-laws, and Delaware law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information and Incorporation by Reference.”
Authorized Capital Stock of Centene
Our certificate of incorporation, as amended, provides that the total number of shares of capital stock which may be issued by us is 810,000,000, consisting of 800,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.
As of March 31, 2020, we had 579,122,194 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Voting Rights
The holders of our common stock are entitled to one vote on each matter submitted for their vote at any meeting of our stockholders for each share of our common stock held as of the record date for the meeting, including the election of directors. Holders of our common stock do not have cumulative voting rights.
Generally, the affirmative vote of the holders of a majority of the total number of votes cast of our capital stock represented at a meeting and entitled to vote on a matter is required in order to approve such matter. Certain extraordinary transactions and other actions require supermajority votes, including, but not limited to, the supermajority voting provisions described below in “—Anti-takeover Provisions—Other Supermajority Voting Requirements.”
Liquidation Rights
In the event that we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.
Dividends
Subject to any preference rights of holders of our preferred stock, the holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property, if any, declared from time to time by the board of directors out of legally available funds.
Fully Paid and Non-Assessable
All outstanding shares of our common stock are fully paid and non-assessable.
No Preemptive Rights or Conversion Rights
Our common stock has no preemptive or conversion rights or other subscription rights.
No Redemption Rights or Sinking Fund
No redemption or sinking fund provisions apply to the our common stock.
NYSE Listing
Our common stock is listed on the NYSE under the symbol “CNC.”
Transfer Agent and Registrar
The transfer agent and registrar for the our common stock is Broadridge Corporate Issuer Solutions, Inc.

Anti-takeover Provisions
Some of the provisions in our certificate of incorporation, as amended, our amended and restated by-laws and Delaware law could have the following effects, among others:
•	delaying, deferring or preventing a change in control of Centene;
•	delaying, deferring or preventing the removal of our existing management or directors;
•	deterring potential acquirers from making an offer to our stockholders; and
•	limiting our stockholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirers.
The following is a summary of some of the provisions in our certificate of incorporation, as amended, and our amended and restated by-laws that could have the effects described above. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Business Combination Statute
We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner or certain other exceptions are met. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Other Supermajority Voting Requirements
In addition to the supermajority requirement for certain business combinations discussed above, Centene’s certificate of incorporation also contains other supermajority requirements, including:
•
a requirement that the vote of 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required to remove a director, with or without cause;

•
a requirement that the vote of 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors is required for the stockholders to adopt, amend, alter or repeal our amended and restated by-laws; and

•
a requirement that any amendment or repeal of specified provisions of Centene’s certificate of incorporation (including provisions relating to directors and amendment of our amended and restated by-laws) must be approved by at least 75% of the outstanding shares of our common stock (and any other voting shares that may be outstanding) entitled to vote generally in the election of directors.

Actions at Meetings of Stockholders; Special Meetings
Our certificate of incorporation, as amended, and amended and restated by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors, the chairman of the board of directors or the chief executive officer. These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or management.

Classified Board of Directors
Our certificate of incorporation, as amended, and amended and restated by-laws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual stockholders’ meeting for election of directors following the most recent election of such class.
Directors, and Not Stockholders, Fix the Size of the Centene Board
Our certificate of incorporation, as amended, and amended and restated by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than five nor more than twelve directors.
Board Vacancies to Be Filled by Remaining Directors and Not Stockholders
Under our certificate of incorporation, as amended, and amended and restated by-laws, any vacancy on the board of directors created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor.
Advance Notice for Stockholder Proposals
Our by-laws contain provisions requiring that advance notice be delivered to Centene of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by our stockholders in nominating persons for election to our board of directors. Ordinarily, the stockholder must give notice not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the meeting is not within 30 days before or 70 days after such date, notice by the stockholder must be received no earlier than 120 days prior to such meeting and no later than the later of 70 days prior to the meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was first made by us. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures.
Limitation on Liability of Directors; Indemnification
Centene’s certificate of incorporation, as amended, provides that no director shall be personally liable to Centene or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Centene’s certificate of incorporation, as amended, further provides that any repeal or modification of this limitation of liability by the Centene stockholders shall not adversely affect any right or protection of a director of Centene existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Centene’s certificate of incorporation, as amended, requires that Centene indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. Except for proceedings to enforce rights to indemnification, however, Centene shall not be obligated to indemnify in connection with a proceeding (or part thereof) if such director, officer or successor in interest initiated such proceeding (or part thereof) unless such proceeding was authorized or consented to by the Centene Board. The right to indemnification includes the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Any repeal or modification by the stockholders of indemnification or advancement rights shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of Centene existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
The Centene Board may in its discretion provide rights to indemnification and to the advancement of expenses to employees and agents of Centene similar to those described above.

The inclusion of these provisions in the Centene certificate of incorporation, as amended, and amended and restated by-laws may have the effect of reducing the likelihood of derivative litigation against Centene’s directors and may discourage or deter Centene or its stockholders from bringing a lawsuit against Centene’s directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Centene and its stockholders.
General Provisions Related to Centene Preferred Stock
The following is a description of general terms and provisions of the Centene preferred stock. All of the terms of the Centene preferred stock are, or will be contained in Centene’s certificate of incorporation, as amended, or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information and Incorporation by Reference.”
The Centene Board is authorized, without further stockholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to ten million shares of preferred stock from time to time. The Centene Board has the discretion to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:
•	subject to redemption at such time or times and at such price or prices;
•
entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

•	entitled to such rights upon the dissolution of Centene or upon any distribution of Centene’s assets; or
•
convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock of Centene at such price or prices or at such rates of exchange and with such adjustments as the board may determine.

The purpose of authorizing the Centene Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock may provide desirable flexibility in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of Centene’s outstanding voting stock.
Certain Effects of Authorized but Unissued Stock
Centene may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable Centene to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Centene by means of a proxy contest, tender offer, merger or otherwise. Centene will not solicit approval of its stockholders for issuance of common and preferred stock unless the Centene Board believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.

DESCRIPTION OF THE DEPOSITARY SHARES
We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States. The applicable prospectus supplement will set forth the name and address of the depositary and a form of deposit agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K. Subject to the terms of the deposit agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights. In addition to this summary, you should refer to the applicable prospectus supplement and the detailed provisions of the relevant deposit agreement for complete terms of the deposit agreement.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, shares of our preferred stock or shares of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the applicable prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.
Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.
The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:
•	the title and the aggregate number of warrants;
•	the offering price for the warrants (if any);
•	the designation and terms of the securities purchasable upon exercise of the warrants;
•	the dates on which the right to exercise such warrants commence and expire;
•	the price or prices at which such warrants are exercisable;
•	the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;
•	the periods during which and the places at which such warrants are exercisable;
•	the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•	the redemption or call provisions (if any) applicable to the warrants;
•	the identity of the warrant agent;
•	the exchanges (if any) on which such warrants may be listed;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated by reference into this prospectus.
PLAN OF DISTRIBUTION
We and/or the selling stockholders may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:
•	through agents or dealers;
•	to or through underwriters;
•	directly by us and/or the selling stockholders to purchasers; or
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
We and/or the selling stockholders will describe the details of any such offering and the plan of distribution for any securities offering in a prospectus supplement.
In addition, to the extent this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements of Centene and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as an expert in accounting and auditing.
The consolidated financial statements of WellCare and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, incorporated in this prospectus by reference from Centene’s Current Report on Form 8-K/A dated February 26, 2020 have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Centene Corporation
Up to 353,350 Shares of Common Stock
PROSPECTUS SUPPLEMENT
The date of this prospectus supplement is January 4, 2022